                                                                      EXHIBIT 21


                             LIST OF SUBSIDIARIES*

I.  MAJORITY OWNED SUBSIDIARIES**

                                                                                             STATE OR COUNTRY OF
                                                                                              INCORPORATION OR
                 NAME OF COMPANY                                                                ORGANIZATION
                 ---------------                                                                ------------

Pool Energy Holding, Inc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Delaware
Pool Company    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Texas
Pool International Ltd.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Cayman Islands
Pool Alaska, Inc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Texas
Pool California Energy Services, Inc.   . . . . . . . . . . . . . . . . . . . . . . . .       California
Pool International, Inc.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Texas
PCNV, Inc.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Nevada
Pool Company Texas Ltd.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       Texas
Pool International (Malaysia) Sdn. Bhd.   . . . . . . . . . . . . . . . . . . . . . . .       Malaysia

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 *       Certain subsidiaries and affiliates which would not individually or in the aggregate constitute a significant subsidiary have been omitted.

**       Ownership is 100% unless otherwise indicated.